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                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549-1004





                                      FORM 8-K
                      CURRENT REPORT PURSUANT TO SECTION 13 OF
                         THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) June 6, 1994
                                  ------------




                             GENERAL MOTORS CORPORATION
                -----------------------------------------------------
               (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
- ----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




    767 Fifth Avenue, New York, New York                     10153-0075
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
- --------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------











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ITEM 5.  OTHER EVENTS

      On June 6, 1994, two news releases were issued on the subject of EDS-Sprint discussions. The content of the news releases was as follows:

      Electronic Data Systems (EDS) and Sprint announced today that, in their ongoing discussions, the companies are no longer considering a merger of equals but are continuing to explore other forms of a strategic relationship. The companies said they have been unable to reach agreement with respect to the financial terms of a merger transaction.

      This announcement follows a May 16 disclosure that the two companies had been engaged in broad discussions, which included a possible merger of equals, but that "significant issues, including relative values" remained to be resolved.

      EDS Chairman and Chief Executive Officer Les Alberthal and Sprint Chairman and Chief Executive Officer William T. Esrey said the two companies continue to believe that convergence of their industries will create tremendous opportunities.

      "We have been in discussions concerning how to best integrate these converging functions for the benefit of our customers," said Messrs. Esrey and Alberthal. "Part of those discussions involved exploring a merger of equals. That option is no longer being discussed, but there may be other ways we can work together to achieve strategic objectives."

      General Motors stated today that it would continue to consider a spin-off of EDS to Class E shareholders to facilitate EDS' ability to attain its strategic objectives. Such a spin-off could occur through an exchange of EDS common stock for Class E stock and would be proposed only in a transaction that is tax-free.

                                        * * *




                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)

Date    June 14, 1994
        -------------                       By

                                            s/Wallace W. Creek
                                            -------------------------------
                                            (Wallace W. Creek, Comptroller)





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